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                                  EXHIBIT 3.13






                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SWISSRAY INTERNATIONAL, INC.

                            Under Section 805 of the
                            Business Corporation Law

         Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and Secretary of the corporation, hereby certify:

         FIRST: The name of the Corporation is: SWISSRAY INTERNATIONAL, INC.

         SECOND: That the Certificate of Incorporation was filed by the Secretary of State of New York on January 2, 1968 under the original name CGS Units Incorporated.

         THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:

         Article Four of the Certificate of Incorporation, relating to the number of shares authorized by the corporation, is hereby amended to read as follows:

         FOURTH: The total number of shares of Common Stock which the corporation shall have authority to issue is 50,000,000 share all of which shall be Common Stock, par value $0.01 per share without cumulative voting rights and without any preemptive rights.

         FOURTH: That the amendment to the Certificate of Incorporation was authorized by an affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders. Said authorization being subsequent to the affirmative vote of the Board of Directors.

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              IN WITNESS WHEREOF, we herunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 23 day of December, 1997.


                           /s/ Ruedi G. Laupper
                           ---------------------------
                           Ruedi G. Laupper, President




                            /s/ Josef Laupper
                           ---------------------------
                            Josef Laupper, Secretary